UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

DevMar Equities, Inc.

(Exact name of registrant as specified in its charter)

Nevada 000-53877 20-5157768
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

600 S. Adams Rd. Suite 330, Birmingham, Michigan
(Address of Principal Executive Offices)

48009
(Zip Code)

Registrant's telephone number, including area code (727) 328-4556.

La Cortez Energy, Inc.

Calle 67 #7-35, Oficina 409

Bogotá, Colombia

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 8 - Other Events

Item 8.01 Other Events.

The Company issued a press release on February 12, 2019 disclosing its pending FINRA Notice of Company Related Action changing its name to “DevMar Equities, Inc.” and requesting a symbol change. The press release is attached hereto as an exhibit. The Company is currently listed on the Over-the-Counter Marketplace as “LCTZ.” FINRA has a “Stop Sign” designation on the stock.

The Company’s updated contact information is listed below:

Address: 600 S. Adams Rd. Suite 330, Birmingham, Michigan 48009

Phone number: (727) 328-4556

Website: Pending Completion

Email: info@devmarequities.com

The Company shares office space with DevMar, LLC, a Michigan limited liability company (“DevMar”). DevMar is a member of DK Acquisitions, LLC, a Michigan limited liability company (“DK Acquisitions”). DK Acquisitions holds title to all issued and outstanding shares of Convertible Series A Preferred Stock in the Company (the “Series A Preferred Stock”). The Series A Preferred Stock carries the voting control of the Company. The Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer for the Company is Mark DeMaria, who is also the sole member of DevMar. Paesano Akkashian Apkarian, PC serves as outside counsel for the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release of DevMar Equities, Inc. dated February 11, 2019

INDEX TO EXHIBITS

Exhibit No.	Description

(99)	ADDITIONAL EXHIBITS

(99.1)	News Release of DevMar Equities, Inc. dated February 11, 2019 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVMAR EQUITIES, INC.
Date: February 11, 2019	/s/ Mark DeMaria________________________ By: Mark DeMaria Its: Chairman of the Board of Directors, Chief Executive Officer, Chief Operating Officer and President